                                                                   Exhibit 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent
Auditors" and to the use of our report dated March 25, 2003 related to the combined financial statements of Trump Casino Holdings, LLC for the year ended December 31, 2002, included in the Registration Statement (Amendment Number 1 to Form S-4 No. 333-104916) and related Prospectus of Trump Casino Holdings, LLC for the registration of $425,000,000 of First Priority Mortgage Notes and $50,000,000 of Second Priority Mortgage Notes.



                                                   /S/ ENRST & YOUNG LLP

Philadelphia, Pennsylvania

June 11, 2003